Registration No. 333- ________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             NationsBank Corporation
             (Exact Name of Registrant as Specified in Its Charter)

         North Carolina                                  56-0906609
    (State or Other Jurisdiction                      (I.R.S. Employer
 of Incorporation or Organization)                   Identification No.)

     NationsBank Corporate Center                          28255
        100 North Tryon Street                          (Zip Code)
     Charlotte, North Carolina
(Address of Principal Executive Offices)

                         -----------------------------

                     NationsBank Corporation 1996 Associates
                             Stock Option Award Plan
                            (Full Title of the Plan)
                         ------------------------------

                              PAUL J. POLKING, ESQ.
                                 General Counsel
                             NationsBank Corporation
                          NationsBank Corporate Center
                             100 North Tryon Street
                         Charlotte, North Carolina 28255
                     (Name and Address of Agent for Service)

                                 (704) 386-5000
          (Telephone Number, Including Area Code, of Agent for Service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------------
                                                       Proposed               Proposed
                                                        Maximum                Maximum
                                 Amount                Offering               Aggregate              Amount of
  Title of Securities            to be                   Price                 Offering            Registration
    to be Registered           Registered            Per Unit (1)              Price(1)                Fee
- --------------------------------------------------------------------------------------------------------------------------
Common Stock               16,500,000 shares           $ 79.1875            $1,306,593,750           $ 450,550
- --------------------------------------------------------------------------------------------------------------------------

(1) Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Transactions List on June 21, 1996 in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.


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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting a Prospectus (a "Prospectus") with respect to this Form S-8 of NationsBank Corporation (the "Registrant") are kept on file at the offices of the Registrant in accordance with Rule 428 promulgated pursuant to the Securities Act. The Registrant will provide without charge to participants in the NationsBank Corporation 1996 Associates Stock Option Award Plan, on the written or oral request of any such person, a copy of any or all of the documents constituting a Prospectus. Written requests for such copies should be directed to Charles J. Cooley, Principal Corporate Personnel Officer, NationsBank Corporation, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

              (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

              (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

              (c) The Registrant's Current Reports on Form 8-K filed January 12, 1996, February 1, 1996, March 8, 1996, April 17, 1996 and May 16, 1996; and

              (d) The description of the Registrant's Common Stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Registrant will provide without charge to each participant in the NationsBank Corporation 1996 Associates Stock Option Award Plan, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Charles J. Cooley, Principal Corporate Personnel Officer, NationsBank Corporation, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5000.

Item 6.  Indemnification of Directors  and Officers.

     There are no provisions in the Registrant's Restated Articles of Incorporation, and no contracts between the Registrant and its directors and officers, relating to indemnification. The Registrant's Restated Articles of Incorporation prevent the recovery by the Registrant of monetary damages against its directors. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Registrant's Amended and Restated Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors or officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. Pursuant to such Bylaws and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on such basis. The above standard of conduct is determined by the Board of Directors or a committee thereof, special legal counsel or the shareholders as prescribed in Section 55-8-55 of the Act.

     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 of the Act allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by resolution of the board of directors.

     In addition, Section 55-8-57 of the Act permits a corporation to provide for indemnification of directors, officers, employees or agents in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

     The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated herein by reference as Exhibit
99.2 of this Registration Statement.

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Item 8.  Exhibits.

     The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.           Description of Exhibit

    5.1 Opinion of Paul J. Polking, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

    23.1 Consent of Price Waterhouse LLP.

    23.2 Consent of Paul J. Polking, Esq., General Counsel of the Registrant (included in Exhibit 5.1).

    24.1 Power of Attorney and Certified Resolutions.

    99.1 NationsBank Corporation 1996 Associates Stock Option Award Plan.

    99.2 Provisions of the North Carolina Business Corporation Act, as amended, relating to indemnification of directors and officers, incorporated by reference to Exhibit 99.1 of the Registrant's Registration Statement on Form S-3, Registration No. 33-63097.

Item 9.  Undertakings.

     (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 26, 1996.

                                         NATIONSBANK CORPORATION



                                         By:      */s/ Hugh L. McColl, Jr.
                                                  Hugh L. McColl, Jr.
                                                  Chairman of the Board and
                                                  Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                                      Title                           Date


*/s/ Hugh L. McColl, Jr.                Chairman of the Board, Chief             June 26, 1996
- ------------------------                Executive Officer and Director
Hugh L. McColl, Jr.                     (Principal Executive Officer)



*/s/ James H. Hance, Jr.                Vice Chairman and                        June 26, 1996
- -------------------------------         Chief Financial Officer
James H. Hance, Jr.                     (Principal Financial Officer)



*/s/ Marc D. Oken                       Executive Vice President and             June 26, 1996
- -------------------------------         Chief Accounting Officer
Marc D. Oken                            (Principal Accounting Officer)



*/s/ Ronald W. Allen                    Director                                 June 26, 1996
- ----------------------
Ronald W. Allen

                                      II-7


*/s/ William M. Barnhardt               Director                                 June 26, 1996
- -------------------------------
William M. Barnhardt

*/s/ Thomas E. Capps                    Director                                 June 26, 1996
- -------------------------------
Thomas E. Capps


*/s/ Charles W. Coker                   Director                                 June 26, 1996
- -------------------------------
Charles W. Coker


*/s/ Thomas G. Cousins                  Director                                 June 26, 1996
- -------------------------------
Thomas G. Cousins


*/s/ Alan T. Dickson                    Director                                 June 26, 1996
- -------------------------------
Alan T. Dickson


*/s/ W. Frank Dowd, Jr.                 Director                                 June 26, 1996
- -------------------------------
W. Frank Dowd, Jr.


*/s/ Paul Fulton                        Director                                 June 26, 1996
- ------------------------------
Paul Fulton


*/s/ Timothy L. Guzzle                  Director                                 June 26, 1996
- -------------------------------
Timothy L. Guzzle


*/s/ W.W. Johnson                       Director                                 June 26, 1996
- -------------------------------
W. W. Johnson


*/s/ John J. Murphy                     Director                                 June 26, 1996
- -------------------------------
John J. Murphy


*/s/ John C. Slane                      Director                                 June 26, 1996
- -------------------------------
John C. Slane
                                      II-8



*/s/ John W. Snow                       Director                                 June 26, 1996
- -------------------------------
John W. Snow


*/s/ Meredith R. Spangler               Director                                 June 26, 1996
- -------------------------------
Meredith R. Spangler


*/s/ Robert H. Spilman                  Director                                 June 26, 1996
- -------------------------------
Robert H. Spilman

*/s/ Ronald Townsend                    Director                                 June 26, 1996
- -------------------------------
Ronald Townsend


*/s/ E. Craig Wall, Jr.                 Director                                 June 26, 1996
- -------------------------------
E. Craig Wall, Jr.


*/s/ Jackie M. Ward                     Director                                 June 26, 1996
- -------------------------------
Jackie M. Ward


*/s/ Virgil R. Williams                 Director                                 June 26, 1996
- -------------------------------
Virgil R. Williams



*By: /s/ Charles M. Berger
     Charles M. Berger
     Attorney-in-Fact

                                INDEX TO EXHIBITS



Exhibit No.           Description of Exhibit

    5.1 Opinion of Paul J. Polking, Esq., General Counsel of the Registrant, as to the legality of the securities being registered.

    23.1 Consent of Price Waterhouse LLP.

    23.2 Consent of Paul J. Polking, Esq., General Counsel of the Registrant (included in Exhibit 5.1).

    24.1 Power of Attorney and Certified Resolutions.

    99.1 NationsBank Corporation 1996 Associates Stock Option Award Plan.

    99.2 Provisions of the North Carolina Business Corporation Act, as amended, relating to indemnification of directors and officers, incorporated by reference to Exhibit 99.1 of the Registrant's Registration Statement on Form S-3, Registration No. 33-63097.



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